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                                                                    EXHIBIT 23.7


              CONSENT OF M. JEVAHIRIAN & CO., INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 3, 2000, with respect to the combined financial statements of ASYNC TECHNOLOGIES, INC. and ASYNC TECHNICAL INSTITUTE, INC. incorporated by reference in Amendment No. 1 to the Registration Statement on Form SB-2 filed on Form S-3 and related Prospectus of FutureLink Corp. for the registration of 60,830,378 shares of its common stock.


/s/ M. JEVAHIRIAN & CO.


Birmingham, Michigan
February 8, 2001